Exhibit 99.1

Website Pros Reports Fourth Quarter and Full Year 2007 Financial Results

Company Raises 2008 Full-Year Revenue and Profitability Outlook

JACKSONVILLE, FL — February 12, 2008 — Website Pros, Inc. (NASDAQ: WSPI), a leading provider of Web and marketing services for small and medium-sized businesses, today announced results for the fourth quarter ended December 31, 2007 and full-year 2007.  The fourth-quarter financial results discussed below reflect for the first time the operating results, including merger related costs, of Web.com which was acquired on September 30, 2007.

Summary of Fourth Quarter 2007 Results:

•                  Total revenue for the fourth quarter of 2007 was a record $30.9 million, an increase of 89% compared to $16.4 million for the fourth quarter of 2006.  As a result of fair value adjustments to Web.com’s deferred revenue in accordance with generally accepted accounting principles (GAAP) for purchase accounting, Website Pros is unable to recognize approximately $0.4 million of revenue for the fourth quarter that would have been recorded by Web.com as revenue had the acquisition not occurred. Had the company been permitted to recognize this revenue, total revenue would have been $31.3 million.

•                  GAAP operating loss for the fourth quarter of 2007 was $0.6 million, compared to GAAP operating income of $1.1 million for the fourth quarter of 2006, reflecting an increase in non-cash expenses for amortization of intangibles and stock compensation of $2.5 million, due to the Web.com merger, as compared to the prior year.

•                  GAAP net loss for the fourth quarter of 2007 was $0.2 million compared to GAAP net income of $4.8 million for the fourth quarter of 2006, reflecting an increase in pre-tax non-cash expenses for amortization of intangibles and stock compensation of $2.5 million and an income tax benefit of $3.2 million in the prior year period.  GAAP net loss per diluted share was $0.01 per share for the fourth quarter of 2007 compared to GAAP net income per diluted share of $0.25 per share year-over-year.

•                  Non-GAAP operating income for the fourth quarter was a record $3.5 million, representing an increase of 57% compared to $2.2 million year-over-year.

•                  Non-GAAP net income for the fourth quarter was a record $3.8 million, an increase of 38% as compared to $2.7 million year-over-year.

•                  Non-GAAP net income per diluted share for the fourth quarter was $0.13, compared to $0.14 year-over-year.

“The fourth quarter and year end results were highlighted by the addition of Web.com and continued strong non-GAAP net income, marking the 10th consecutive quarter that operating results have met or exceeded our guidance,” stated David Brown, Chairman and CEO of Website Pros.  “During the quarter, Website Pros successfully ramped up integration efforts with Web.com, including the exploration of several new revenue-generating and cost savings opportunities.  As a result of the progress we made during the fourth quarter, we now expect the merger to be accretive to our non-GAAP diluted earnings per share in the first half of 2008 as opposed to later in the year as we have previously stated.  Entering 2008, we continue to feel that we are the market leader, well-positioned to provide small and medium-sized businesses with an array of Web and marketing services designed to enhance their business.”

Other Highlights:

•                  Website Pros’ total net subscribers were approximately 263,000 at the end of the fourth quarter, up from approximately 255,000 at the end of the third quarter of 2007 on a combined pro-forma basis.

•                  Churn was 4.0%, down from 4.1% in the previous quarter on a combined pro-forma basis.

Financial Results for the Full Year 2007

Total revenue for the full year 2007 was $82.5 million, an increase of 59% on a year-over-year basis. Total non-GAAP revenue for the full year 2007 was $83.1 million, including approximately $0.4 million that was written off as a result of fair value adjustments to Web.com’s deferred revenue in accordance with GAAP purchase accounting.  For the full year 2007, subscription revenue increased 66% to $77.7 million, license revenue decreased 32% to $2.4 million, and professional services revenue increased 44% to $2.4 million, compared to the full year 2006.

For the full year 2007, the Company reported net income, determined in accordance with GAAP, of $1.4 million, down from $8.6 million in the full year 2006.  Net income for 2007 and 2006 included:

	2007	2006
	(in millions)
Pre-tax non-cash amortization expense	$3.9	$1.0
Income tax expense (benefit)	$2.1	$(3.2)
Pre-tax stock-based compensation expense	$3.6	$2.0

GAAP net income per diluted share was $0.06 for the full year 2007, compared to $0.44 per share in the full year 2006. Per share amounts are based on weighted average fully-diluted shares of 22.2 million and 19.4 million for the full year 2007 and 2006, respectively. Website Pros reported record non-GAAP net income of $11.6 million for the full year 2007, an increase of 37% as compared to $8.5 million for the full year 2006. Non-GAAP net income per diluted share was a record $0.52 for the full year 2007, an increase of 18% from $0.44 for the full year 2006.

Business Outlook

“Website Pros continued to diversify its business in 2007 allowing us to maximize our revenue and earnings capabilities moving forward, and as a result of these efforts, we are raising our 2008 outlook,” stated Kevin Carney, Chief Financial Officer of Website Pros.  “As we look ahead, we intend to continue to explore new opportunities to drive revenue and earnings from both new and existing customer and partner relationships.”

Full Year 2008	Guidance
Revenue (in millions) (1)	$133 - $137
Non-GAAP Net Income per diluted share (2)	$0.78 - $0.82

(1) Non-GAAP revenue excludes the fair value deferred revenue adjustment

(2) Non-GAAP net income excludes stock-based compensation expense, amortization expense related to acquisitions, income tax expense, and the fair value deferred revenue adjustment

Conference Call Information

Management will host a conference call to discuss Website Pros’ results and other matters related to the Company’s business today, February 12, 2008, at 5:00 p.m. (Eastern Time). To access this call, dial 888-213-3934 (domestic) or 913-312-0976 (international). A replay of this conference call will be available for a limited time at 888-203-1112 (domestic) or 719-457-0820 (international). The replay passcode is 5945125. A webcast of this conference call will also be available for a limited time on the “Investor Relations” page of the Company’s Web site, www.websitepros.com.

All per share numbers for non-GAAP net income per share are expressed on a weighted-average diluted per share basis. Non-GAAP net income excludes stock-based compensation expense, amortization expense related to acquisitions, income tax expense, and includes an estimated cash tax rate to be paid during 2007.  A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in the press release.  An explanation of these measures is also included below under the heading “Use of Non-GAAP Financial Measures.”

About Website Pros

Website Pros, Inc. (NASDAQ : WSPI) is a leading provider of Do-It-For-Me and Do-It-Yourself website building tools, Internet marketing, lead generation and technology solutions that enable small and medium-sized businesses to maintain an effective Internet presence. Website Pros offers a full range of Web services, including website design and publishing, Internet marketing and advertising, search engine optimization, lead generation, home contractor specific leads and shopping cart solutions, meeting the needs of these businesses anywhere along their lifecycles - from those just establishing a Web presence to those requiring more sophisticated online eCommerce sites. For more information on the company, please visit http://www.websitepros.com or http://www.web.com or call 1-800-GETSITE.

Note to Editors: Website Pros and Web.com are registered trademarks of Website Pros, Inc.

Use of Non-GAAP Financial Measures

Some of the measures in this press release are non-GAAP financial measures within the meaning of the SEC Regulation G.  Website Pros believes presenting non-GAAP net income attributable to common stockholders and non-GAAP net income per share attributable to common stockholders and non-GAAP operating margin is useful to investors, because it describes the operating performance of the company and helps investors gauge the company’s ability to generate cash flow, excluding some recurring charges that are included in the most directly comparable measures calculated and presented in accordance with GAAP.  Company management uses these non-GAAP measures as important indicators of the company’s past performance and to plan and forecast performance in future periods.  The non-GAAP financial information Website Pros presents may not be comparable to similarly-titled financial measures used by other companies, and investors should not consider non-GAAP financial measures in isolation from, or in substitution for, financial information presented in compliance with GAAP.

Forward-Looking Statements

This press release includes certain “forward-looking statements” including, without limitation, statements under the heading “Business Outlook” that are subject to risks, uncertainties and other factors that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts.  These statements are sometimes identified by words such as “may,” “feel,”  “intends,” “plans,” “believes,” “estimates” or words of similar meaning. As a result of the ultimate outcome of such risks and uncertainties, Website Pros’ actual results could differ materially from those anticipated in these forward-looking statements.  These statements are based on our current beliefs or expectations, and there are a number of important factors that could cause the actual results or outcomes to differ materially from those indicated by these forward-looking statements, including, without limitation, our ability to integrate the Website Pros and Web.com businesses, our ability to maintain our sales efficiency, our ability to maintain our existing, and develop new, strategic relationships, the number of our net subscriber additions and our monthly customer turnover.  These and other risk factors are set forth under the caption “Risk Factors” in Website Pros’ Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, as filed with the Securities and Exchange Commission. These filings are available on a Website maintained by the Securities and Exchange Commission at www.sec.gov.  Website Pros expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein as a result of new information, future events or otherwise.

Contact:

Peter Delgrosso
Website Pros, Inc.

904-680-6696

pdelgrosso@corp.web.com

Source:  Website Pros

Website Pros, Inc.

Consolidated Statements of Operations

(in thousands except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006
	(unaudited)	(unaudited)	(unaudited)	(audited)
Revenue:
Subscription	$29,670	$14,908	$77,676	$46,789
License	342	1,054	2,437	3,585
Professional services	869	390	2,408	1,667
Total revenue	30,881	16,352	82,521	52,041

Cost of revenue (excluding depreciation and amortization shown separately below):
Subscription (a)	11,156	6,589	32,381	20,534
License	85	285	751	958
Professional services	351	378	1,299	1,421
Total cost of revenue	11,592	7,252	34,431	22,913

Gross profit	19,289	9,100	48,090	29,128

Operating expenses:
Sales and marketing (a)	6,894	3,730	19,308	12,511
Research and development (a)	2,438	788	5,075	2,256
General and administrative (a)	7,167	2,789	16,513	9,652
Restructuring charges	1	—	243	—
Depreciation and amortization	3,341	670	5,454	1,712
Total operating expenses	19,841	7,977	46,593	26,131
Income(loss) from operations	(552)	1,123	1,497	2,997

Other income:
Interest, net	397	513	1,938	2,400
Other	—	—	—	—
Income(loss) before income taxes	(155)	1,636	3,435	5,397
Income tax (expense) benefit	(66)	3,200	(2,077)	3,200
Net income(loss)	$(221)	$4,836	$1,358	$8,597

Net income(loss) per common share
Basic	$(0.01)	$0.28	$0.07	$0.51
Diluted	$(0.01)	$0.25	$0.06	$0.44
Weighted-average number of shares used in per share amounts:
Basic	26,428	17,119	19,802	16,778
Diluted	26,428	19,695	22,224	19,430

(a) Stock based compensation included above:
Subscription (cost of revenue)	$76	$47	$244	$137
Sales and marketing	266	131	774	365
Research and development	104	80	312	222
General and administration	519	408	2,238	1,309
Total	$965	$666	$3,568	$2,033

Website, Pros, Inc.

Consolidated Balance Sheets

(in thousands except per share data)

	December 31, 2007	December 31, 2006
	(unaudited)	(audited)
Assets
Current assets:
Cash and cash equivalents	$29,746	$42,155
Restricted investments	4,805	—
Accounts receivable, net of allowance $1.0 million and $280 thousand, respectively	7,393	4,202
Inventories, net of reserves of $67 and $48, respectively	26	69
Prepaid expenses	4,248	616
Prepaid marketing fees and other current assets	964	986
Deferred taxes	552	531
Total current assets	47,734	48,559

Restricted investments	1,675	—
Property and equipment, net	7,153	2,337
Goodwill	104,307	31,587
Intangible assets, net	69,422	7,590
Deferred Taxes	780	2,669
Other assets	752	618
Total assets	$231,823	$93,360

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,445	$920
Accrued expenses	8,754	2,884
Accrued restructuring costs and other reserves	12,994	—
Deferred revenue	9,102	4,594
Accrued marketing fees	279	378
Notes payable, current	1,093	95
Obligations under capital lease, current	1	52
Other long-term liabilities	294	102
Total current liabilities	34,962	9,025

Accrued rent expense	105	158
Deferred revenue	148	—
Notes payable, long term	152	162
Obligations under capital leases, long term	—	32
Other long term liabilities	25	27
Total liabilities	35,392	9,404

Stockholders’ equity
Common stock, $0.001 par value; 150,000,000 shares authorized at December 31, 2007 and December 31,2006; 27,472,686 shares and 17,331,626 shares issued and outstanding at December 31, 2007 and December 31, 2006, respectively.	27	17
Additional paid-in capital	254,208	143,101

Accumulated deficit	(57,804)	(59,162)
Total stockholders’ equity	196,431	83,956

Total liabilities and stockholders’ equity	$231,823	$93,360

Website, Pros, Inc.

Reconciliation of GAAP to Pro Forma Results

(in thousands except per share data)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006
Reconciliation of GAAP revenue to non-GAAP revenue
GAAP revenue	$30,881	$16,352	$82,521	$52,041
Fair value adjustment to deferred revenue	459	—	564	—
Non-GAAP proforma revenue	$31,340	$16,352	$83,085	$52,041

Reconciliation of GAAP net income (loss) attributable to common stockholders to non-GAAP pro forma net income
GAAP Net income (loss)	$(221)	$4,836	$1,358	$8,597
Amortization of intangibles	2,618	437	3,940	1,031
Income tax expense	66	(3,200)	2,077	(3,200)
Cash income tax expense	(97)	—	(189)	—
Fair value adjustment to deferred revenue	459	—	564	—
Restructuring charges	1	—	243	—
Stock based compensation	965	666	3,568	2,033
Non-GAAP proforma net income	$3,791	$2,739	$11,561	$8,461

Reconciliation of GAAP basic net income (loss) per share to non-GAAP pro forma net income per share
Basic	$(0.01)	$0.28	$0.07	$0.51
Amortization of intangibles per share	0.09	0.03	0.20	0.06
Income tax expense per share	0.00	(0.19)	0.10	(0.19)
Cash income tax expense per share	(0.00)	—	(0.01)	—
Fair value adjustment to deferred revenue per share	0.02	—	0.03	—
Restructuring charges	0.00		0.01
Stock based compensation per share	0.04	0.04	0.18	0.12
Non-GAAP pro-forma net income per share
Basic	$0.14	$0.16	$0.58	$0.50

Reconciliation of GAAP diluted net income (loss) per share to non-GAAP pro forma net income per share
Fully diluted shares:

Common stock	26,428	17,119	19,802	16,778
Diluted stock options	2,936	2,101	1,983	2,349
Warrants	206	198	196	233
Escrow shares	139	277	243	70
Total	29,709	19,695	22,224	19,430

GAAP net income (loss) per share
Diluted	$(0.01)	$0.25	$0.06	$0.44
Amortization of intangibles per share	0.09	0.02	0.18	0.05
Income tax expense per share	0.00	(0.16)	0.09	(0.16)
Cash income tax expense per share	(0.00)	—	(0.01)	—
Fair value adjustment to deferred revenue per share	0.02	—	0.03	—
Restructuring charges	0.00	—	0.01	—
Stock based compensation per share	0.03	0.03	0.16	0.11
Non-GAAP pro-forma net income per share

Diluted	$0.13	$0.14	$0.52	$0.44

Reconciliation of GAAP operating income (loss) to non-GAAP pro forma operating income
GAAP operating income (loss)	$(552)	$1,123	$1,497	$2,997
Amortization of intangibles	2,618	437	3,940	1,031
Fair value adjustment to deferred revenue	459	—	564	—
Restructuring charges	1	—	243	—
Stock based compensation	965	666	3,568	2,033
Non-GAAP proforma operating income	$3,491	$2,226	$9,812	$6,061

Reconciliation of GAAP operating margin to non-GAAP pro forma operating margin
GAAP operating margin	-2%	7%	2%	6%
Amortization of intangibles	8%	3%	5%	2%
Fair value adjustment to deferred revenue	1%	0%	1%	0%
Restructuring charges	0%	0%	0%	0%
Stock based compensation	4%	4%	4%	4%
Non-GAAP proforma operating margin	11%	14%	12%	12%

Website, Pros, Inc.

Consolidated Statement of Cash Flows

(in thousands)

	Twelve Months Ended December 31,
	2007	2006
	(unaudited)	(audited)
Cash flows from operating activities
Net income	$1,358	$8,597
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,454	1,712
Stock-based compensation expense	3,568	2,033
Restructuring costs	243	—
Deferred income tax	1,868	(3,200)
Changes in operating assets and liabilities:
Accounts receivable	517	(1,833)
Inventories	43	69
Prepaid expenses and other assets	484	(120)
Accounts payable, accrued expenses and other liabilities	(3,514)	(673)
Deferred revenue	261	(115)
Net cash provided by operating activities	10,282	6,470

Cash flows from investing activities
Business acquisition, net of cash received	(18,380)	(20,449)
Change in restricted investments	263	—
Purchase of property and equipment	(3,807)	(1,521)
Investment in intangible assets	(2,109)	—
Net cash (used in) investing activities	(24,033)	(21,970)

Cash flows from financing activities
Proceeds from issuance of common stock, net	—	1,018
Payment of debt obligations	(1,437)	(49)
Proceeds from exercise of stock options	2,779	940
Net cash provided by financing activities	1,342	1,909

Net decrease in cash and cash equivalents	(12,409)	(13,591)
Cash and cash equivalents, beginning of period	42,155	55,746
Cash and cash equivalents, end of period	$29,746	$42,155

Supplemental cash flow information:
Interest paid	$19	$11
Income tax paid	$233	$—

Supplemental disclosure of non-cash transactions:
Issuance of equity in connection with acquisitions	$104,754	$3,013